Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-116234 of The Topps Company, Inc. on Form S-8 of our report dated May 10, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of The Topps Company, Inc. appearing in the Annual Report on Form 10-K of the The Topps Company, Inc., for the year ended February 26, 2005.


DELOITTE & TOUCHE LLP

New York, New York
May 10, 2005